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                                                                      EXHIBIT 23




                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in COMSAT Corporation's Registration Statement No. 2-87942 on Form S-8, Registration Statement No. 33-5259 on Form S-8, Registration Statement No. 33-25124 on Form S-8, Registration Statement No. 33-35364 on Form S-8, Registration Statement No. 33-53610 on Form S-8, Registration Statement No. 33-51661 on Form S-3, Registration Statement No. 33-54369 on Form S-3, Registration Statement No. 33-54685 on Form S-8, Registration Statement No. 33-56331 on Form S-8, Registration Statement No. 33-56333 on Form S-8, Registration Statement No. 33-59531 on Form S-8, Registration Statement No. 33-59513 on Form S-8, Registration Statement No. 33-59841 on Form S-3, Registration Statement No. 333-3061 on Form S-3 and Registration Statement No. 333-78759 on Form S-8 of our report dated February 17, 2000 (March 17, 2000 as to the fourth paragraph of Note 2 and the second paragraph of Note 11), appearing in this Annual Report on Form 10-K of COMSAT Corporation for the year ended December 31, 1999.



Deloitte & Touche LLP
McLean, VA
March 28, 2000